UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2009

THE DOW CHEMICAL COMPANY
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 Commission File Number	38-1285128 (IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan (Address of principal executive offices)	48674 (Zip code)

(989) 636-1000
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 1, 2009, Rohm and Haas Company (“Rohm and Haas”), a wholly-owned subsidiary of The Dow Chemical Company (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with K+S Aktiengesellschaft (“K+S”), whereby K+S will acquire the salt business of Morton International, Inc. (“MII”), a wholly-owned subsidiary of Rohm and Haas.

The Stock Purchase Agreement provides that K+S will purchase all of the shares of common stock of MII and of Rohm and Haas Denmark China Salt Holdings ApS (“Holdco”), a company formed for the purpose of holding a 45% equity interest in Morton China National Salt (Shanghai) Salt Co., Ltd., a Chinese joint venture company (collectively, “Morton Salt”).  The purchase price for the transaction is $1.675 billion in cash, subject to adjustment at closing for working capital and certain indebtedness, pension and post-retirement benefit obligations of the Morton Salt business.

Rohm and Haas and K+S have agreed to customary representations, warranties and covenants in the Stock Purchase Agreement.  Rohm and Haas has agreed, among other things and subject to certain exceptions, to cause MII to conduct its business in the ordinary course of business between the date of execution of the Stock Purchase Agreement and the closing of the transaction, and K+S has agreed to use its best efforts and take all steps necessary to obtain the required regulatory approvals, including by making any divestitures required to obtain such approvals, prior to the termination date for the Stock Purchase Agreement of January 4, 2010.

MII currently has outstanding approximately $145 million aggregate principal amount of 9¼% Credit Sensitive Debentures due June 1, 2020 (the “Credit Sensitive Debentures”), which are guaranteed by Rohm and Haas.  Although the Credit Sensitive Debentures will remain outstanding as an obligation of MII following the closing, Rohm and Haas’ guarantee will remain in place and Rohm and Haas has agreed to make all payments of interest as due and principal at maturity under the Credit Sensitive Debentures.

Rohm and Haas has also agreed that, prior to the closing of the transaction, it will transfer all of the assets of Morton Salt that are not used in the conduct of its salt business (the “Non-Salt Assets”) to one of its affiliates which will assume all of the liabilities related to the Non-Salt Assets that arose prior to the closing.  Following the closing, K+S may transfer all of the assets of MII and its subsidiaries used in the salt business and all related liabilities to an affiliate and thereafter transfer back to Rohm and Haas for a nominal sum the equity interests of MII.  As a result, after giving effect to such transfer, Rohm and Haas would be responsible for all liabilities related to the Non-Salt Assets as well as any other residual liabilities of MII not transferred or capable of being transferred to K+S pursuant to the Stock Purchase Agreement.

Rohm and Haas has agreed, subject to certain limitations, to indemnify K+S in respect of breaches of its representations, warranties and covenants as well as certain liabilities arising prior to the closing, including pre-closing environmental liabilities and the liabilities of MII and its subsidiaries, to the extent they do not relate to the salt business.  Subject to certain exceptions, Rohm and Haas’ obligation to indemnify K+S for breaches of representations and warranties survives for 15 months following the closing date and is subject to a cap of 20% of the purchase price, as may be adjusted.  In addition, Rohm and Haas’ obligation to indemnify K+S for pre-closing environmental liabilities related to the salt business conducted by Morton Salt survives for 10 years following the closing and is subject to a cap of 25% of the purchase price, as may be adjusted.  Rohm and Haas’ indemnification obligation for liabilities of Morton Salt to the extent not relating to the salt business conducted by Morton Salt survives for 30 years following the closing and is subject to a cap of $1 billion.  The Stock Purchase Agreement also provides that, at closing, the Company will enter into a guarantee in favor of K+S and its affiliates of these indemnity obligations as well as, for a period anticipated to be not greater than twelve months, certain of Rohm and Haas’ obligations with respect to the Credit Sensitive Debentures.

The transaction is subject to customary closing conditions, including receipt of regulatory approvals in the United States and Canada, and the Stock Purchase Agreement contains certain termination rights for both Rohm and Haas and K+S, including the right of either party to terminate if the closing has not occurred by January 4, 2010.

The foregoing summary of the Stock Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stock Purchase Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

A copy of the press release issued by the Company on April 1, 2009 announcing the execution of the Stock Purchase Agreement is attached hereto as Exhibit 99.1.  The attached Exhibit 99.1 is furnished in its entirety pursuant to this Item 7.01.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

As permitted by Form 8-K, historical financial statements of Rohm and Haas in connection with the Company's acquisition of Rohm and Haas on April 1, 2009 have not been filed by the Company on Form 8-K.  The Company intends to file such historical financial statements under cover of Form 8-K/A not later than 71 calendar days after the date that the Form 8-K reporting such acquisition was required to be filed.

(b) Pro Forma Financial Information

As permitted by Form 8-K, pro forma financial information in connection with the Company's acquisition of Rohm and Haas has not been filed by the Company on Form 8-K.  The Company intends to file such pro forma financial information under cover of Form 8-K/A not later than 71 calendar days after the date that the Form 8-K reporting such acquisition was required to be filed.

(d)  Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of April 1, 2009, between Rohm and Haas Company and K+S Aktiengesellschaft

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 6, 2009

The Dow Chemical Company

By:	/s/ Charles J. Kalil
	Name:	Charles J. Kalil
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBITS

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of April 1, 2009, between Rohm and Haas Company and K+S Aktiengesellschaft

99.1	Press Release